UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014

LOTON, CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167219	98-0657263
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 26, 2014, Loton, Corp. (the “Company”) entered into a Stock Purchase Agreement, (the “Purchase Agreement”), with an accredited investor, pursuant to which the Company agreed to issue an aggregate of 200,000 shares of its common stock for an aggregate purchase price of $200,000. The transaction closed on March 4, 2014.

The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, for transactions by an issuer not involving any public offering.

The description of terms and conditions of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the form of is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Reimbursement Agreement

On January 29, 2014, the Company entered into a Reimbursement Agreement with JJAT, Corp. (“JJAT”) permitting JJAT to enter into strategic discussions with a third party in return for reimbursement of costs expenses incurred by the Company of approximately $154,878. JJAT, however, will not be required to reimburse the Company’s costs and expenses in connection with any future acquisition by the Company of JJAT or any acquisition of the third party from JJAT, except otherwise provided under a separate written agreement, if any, executed in connection therewith. The Reimbursement Agreement does not prevent the Company from pursuing the acquisition of the third party at a later date. Robert Ellin, the Company’s Chief Executive Officer, director and controlling shareholder is the Chief Executive Officer, director and controlling shareholder of JJAT.

The foregoing is a summary of the material terms of the Reimbursement Agreement and does not purport to be a complete description of the terms thereof. Accordingly, the foregoing description is qualified in its entirety by reference to the full text of the Reimbursement Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective January 28, 2014 the Stock Purchase Agreement between the Company and an accredited investor (the "Investor") entered into on October 8, 2013 was terminated. As previously announced, on October 8, 2013, the Investor had agreed to purchase an aggregate of 1,000,000 shares of the Company's common stock for an aggregate purchase price of $1,000,000. The Company terminated the Stock Purchase Agreement as a result of the Investor failing to make timely payment in compliance with the terms of the agreement. No shares of common stock of the Company were issued to the Investor by the Company under such agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Barry Regenstein Employment Agreement.  On October 1, 2013, the Company announced the appointment of Barry Regenstein as Interim Chief Financial Officer and entered into an employment agreement with Mr. Regenstein. The employment agreement is renewable on a month-to-month basis unless terminated by either party thereto. Effective February 1, 2014 the agreement was amended to provide for a monthly salary of $12,500. No other portions of the agreement were amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

10.1	Stock Purchase Agreement, dated as of February 26, 2014, between the Company and a certain investor

10.2	Reimbursement Agreement, effective as of January 29, 2013, between JJAT Corp. and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTON, CORP.

Dated: March 5, 2014	By:	/s/ Robert S. Ellin
Robert S. Ellin
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of February 26, 2014, between the Company and a certain investor

10.2	Reimbursement Agreement, effective as of October 1, 2013, between JJAT Corp. and the Company